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                                                                   Exhibit 10.15


                           RESTRICTED STOCK AGREEMENT


NAME OF GRANTEE:              GLENDA DAVIS

NO. OF SHARES:                100,000

VESTING COMMENCEMENT DATE:    JANUARY 19, 2001

GRANT DATE:                   MARCH 13, 2001

PER SHARE PURCHASE PRICE:     $2.5312


     MCK Communications, Inc., a Delaware corporation (together with its successors, the "COMPANY"), hereby grants, sells and issues to the person named above (the "GRANTEE"), who is an officer, employee, director or Consultant of the Company or any of its Subsidiaries, the number of shares of Common Stock, par value $0.001 per share (together with any successor securities, including stock of any successor corporation, "COMMON STOCK"), of the Company indicated above (subject to the provisions below, the "SHARES"), for the per share purchase price specified above, subject to the terms and conditions set forth herein. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's agreement to issue and sell the Shares to her. The Company hereby acknowledges receipt of TWO HUNDRED FIFTY THREE THOUSAND ONE HUNDRED TWENTY DOLLARS AND NO CENTS ($253,120.00) in full payment for the Shares of which ONE HUNDRED DOLLARS AND NO CENTS ($100.00) (representing the par value for the Shares) was paid to the Company in cash. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued on the grant date as set forth above (the "GRANT DATE").

     1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following respective meanings.

          "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "CAUSE" shall mean the determination by a majority of the Board of Directors of the Company that are not employees of the Company that any one or more of the following


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events has occurred: (A) dishonesty, breach of fiduciary duty or breach of the terms of this Agreement or any other agreements executed by the Grantee; (B) commission by the Grantee of any act of embezzlement, fraud, larceny or theft on or from the Company; (C) substantial and continuing neglect or inattention by the Grantee of duties of his employment which shall continue for 30 business days following written notification by the Board of Directors; (D) willful misconduct or gross negligence of the Grantee in connection with the performance of such duties; (E) commission by the Grantee of any acts of moral turpitude;
(F) the conviction of the Grantee of a felony. A determination by the Board of Directors, after notice to the Grantee and providing the Grantee an opportunity to be heard, that the Grantee has committed an act of the sort mentioned in (A) through (F) above shall be conclusive, whether or not there are proceedings by public authorities with respect thereto and without regard to the outcome thereof.

          "CONSULTANT" means a person engaged to provide consulting or advisory services (other than as an employee or director) to the Company or its Subsidiaries, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on a Form S-8 Registration Statement under the Act.

          "GOOD REASON" shall mean the occurrence of any of the following events: (i) a substantial adverse change in the nature or scope of the Grantee's responsibilities, authorities, powers, functions or duties (other than changes to reflect an integration of the Company into an acquiring entity in the event of a Transaction); or (ii) a reduction in the Grantee's annual base salary or bonus compensation (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned) except for across-the-board reductions similarly affecting all, or substantially all, similar employees.

          "PERMITTED TRANSFEREES" shall mean any of the following to whom the Grantee may transfer Shares hereunder: the Grantee's spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Grantee is the settlor; PROVIDED, HOWEVER, that any such trust does not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms.

          "PERSON" shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

          "RESTRICTED SHARES" shall initially mean all of the Shares being purchased by the Grantee on the Grant Date, PROVIDED that Shares shall become Vested Shares with respect to 1/4th of the Shares on the first anniversary of the Vesting Commencement Date and 1/48th of the Shares at the end of each full calendar month thereafter. Notwithstanding the foregoing, Restricted Shares may become Vested Shares in accordance with the provisions of Section 3(d).

          "SERVICE RELATIONSHIP" means the Grantee's employment or service with the Company or its Subsidiary, whether in the capacity of an employee, director or a Consultant.


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Unless otherwise determined by the Board of Directors, the Grantee's Service
Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or a transfer between locations of the Company or its Subsidiaries or a transfer between the Company and any Subsidiary, provided that there is no interruption or other termination of the Service Relationship. The Board of Directors, in its discretion, shall determine whether the Grantee's Service Relationship has terminated and the effective date of such termination.

          "SUBSIDIARY" means any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          "TERMINATION EVENT" shall mean the termination of the Grantee's Service Relationship for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement or discharge or resignation for any reason, whether voluntary or involuntary. For purposes hereof, the Board of Directors' determination of the reason for termination of the Grantee's employment shall be conclusive and binding on the Grantee and the Grantee's representatives or legatees.

          "TRANSACTION" shall mean (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or Parent or Subsidiary of the Company) as a result of which the holders of the Company's outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iii) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of all of the Stock of the Company to an unrelated person or entity as a result of which the holders of the Company's outstanding voting stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction.

          "VESTED SHARES" shall mean all Shares which are not Restricted Shares.

     2.   PURCHASE AND SALE OF SHARES; INVESTMENT REPRESENTATIONS.

          (a) PURCHASE AND SALE. On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the purchase price per share set forth above.

          (b) INVESTMENT REPRESENTATIONS. In connection with the purchase and sale of the Shares contemplated by SECTION 2(a) above, the Grantee hereby represents and warrants to the Company as follows:


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               (i) The Grantee is purchasing the Shares for the Grantee's own account for investment only, and not for resale or with a view to the distribution thereof.

               (ii) The Grantee has had such an opportunity as she has deemed adequate to obtain from the Company such information as is necessary to permit her to evaluate the merits and risks of the Grantee's investment in the Company and has consulted with the Grantee's own advisers with respect to the Grantee's investment in the Company.

               (iii) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

               (iv) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

               (v) The Grantee understands that the Shares are not registered under the Act or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

     3.   REPURCHASE OF RESTRICTED SHARES.

          (a) REPURCHASE. Upon the occurrence of a Termination Event, the Company or its assigns shall have the right and option to repurchase all or any portion of the Restricted Shares held by the Grantee, any Permitted Transferee or any other applicable person or entity as of the date of such Termination Event at the per share purchase price set forth above, subject to adjustment as provided above. The purchase and sale arrangements contemplated by the preceding sentences of this SECTION 3 are referred to herein as the "REPURCHASE."

          (b) CLOSING PROCEDURE. The Company or its assigns shall effect the Repurchase (if so elected) by delivering or mailing to the Grantee (and/or, if applicable, any Permitted Transferees or any other applicable person or entity) written notice within ninety (90) days after the Termination Event, specifying a date within such ninety (90) day period in which the Repurchase shall be effected. Upon such notification, the Grantee, any Permitted Transferees and/or any other applicable person or entity shall promptly surrender to the Company any certificates representing the Restricted Shares being purchased, together with a duly executed stock power for the transfer of such Restricted Shares to the Company or the Company's assignee or assignees (as contemplated by SECTION 6, if applicable). Upon the Company's or its assignee's receipt of the certificates from the Grantee, any Permitted Transferees or any other applicable person or entity, the Company or its assignee or assignees shall deliver to him, her or them a check for the purchase price of the Restricted Shares being purchased, PROVIDED, HOWEVER, that if such Restricted Shares are being purchased from the Grantee, the Company may pay the purchase price for such shares by offsetting and canceling any indebtedness then owed


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by the Grantee to the Company. At such time, the Grantee, any Permitted
Transferees and/or any holders of the Restricted Shares shall deliver to the Company the certificate or certificates representing the Restricted Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances. The Repurchase right specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any merger or other transaction involving the Company and certificates representing such Restricted Shares shall bear legends to such effect.

          (c) REMEDY. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, any Permitted Transferees or any other applicable person or entity is required to sell the Grantee's Restricted Shares pursuant to the provisions of this SECTION 3 and in the further event that she refuses or for any reason fails to deliver to the designated purchaser of such Restricted Shares the certificate or certificates evidencing such Restricted Shares together with a related stock power, such designated purchaser may deposit the purchase price for such Restricted Shares with a bank designated by the Company, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, any Permitted Transferees or any other applicable person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Restricted Shares to be sold pursuant to the provisions of this SECTION 3, such Restricted Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

          (d) SALE OF THE COMPANY. Upon and subject to the occurrence of a Transaction in which the Company's assets or stock are acquired or exchanged for consideration that consists solely of cash consideration or the dissolution or liquidation of the Company, the Company shall have the right to acquire, on the effective date of such Transaction, dissolution or liquidation and upon exercise of such right, and the Grantee, any Permitted Transferees or any other applicable person or entity shall sell to the Company or its assigns on the effective date of such Transaction, dissolution or liquidation, some or all of the Restricted Shares (after giving effect to any acceleration of vesting, if any, arising as a result of such Transaction) held by the Grantee, any Permitted Transferees or any other applicable person or entity as of such effective date at a price per share equal to the per share purchase price set forth above, subject to adjustment as provided in this Agreement. In the event of a Transaction in which the Company's assets or stock are acquired or exchanged for stock consideration, the provisions of this Agreement, including the Repurchase provisions and the vesting schedule set forth herein, shall remain applicable to the shares of such stock consideration received by the Grantee and any Permitted Transferees; PROVIDED that if the Grantee's Service Relationship with such successor entity is, on or within one (1) year after such Transaction, (i) terminated by the successor entity without Cause, or (ii) terminated by the Grantee for Good Reason, then one hundred percent (100%) of the Restricted Shares shall become Vested Shares.


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     4.   RESTRICTIONS ON TRANSFER OF SHARES. None of the Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this SECTION 4. In connection with any transfer of Shares, the Company may require the transferor to provide at the Grantee's own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Shares not in accordance with the terms and conditions of this SECTION 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares. Subject to the foregoing general provisions, the Grantee may sell, assign, transfer or give away any or all of the Shares to Permitted Transferees; PROVIDED, HOWEVER, that such Permitted Transferee(s) shall, as a condition to any such transfer, agree to be subject to the provisions of this Agreement (including, without limitation, the provisions of SECTION 3 and this SECTION 4) and shall have delivered a written acknowledgment to that effect to the Company.

     5. LEGEND. Any certificate(s) representing the Shares shall carry substantially the following legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement, as amended from time to time, between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination)."

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration."

     6. ESCROW. In order to carry out the provisions of SECTIONS 3 and 4 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any Repurchase, the Company is hereby authorized by the Grantee and any Permitted Transferee, as the Grantee's and each such Permitted Transferee's attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no


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longer Restricted Shares, the Company shall, at the written request of the
Grantee, Permitted Transferee or other applicable person or entity, deliver to the Grantee (or the relevant Permitted Transferee or other applicable person or entity) a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this SECTION 6.

     7. WITHHOLDING TAXES. The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to SECTION 6 hereof, any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with
Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his or her Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares.

     8. ASSIGNMENT. At the discretion of the Board of Directors of the Company, the Company shall have the right to assign the right to exercise its rights with respect to the Repurchase to any Person or Persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

     9.   REGISTRATIONS RIGHTS.

          (a) PIGGYBACK REGISTRATIONS. Whenever the Company proposes to register any of its securities under the Securities Act (except for registration statements on Forms S-4 and S-8) and the registration form to be used may be used for the registration of shares of the Company's Common Stock held by the Grantee ("REGISTRABLE SECURITIES") (a "PIGGYBACK REGISTRATION"), the Company shall give prompt written notice to Grantee of its intention to effect such a registration and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice.

          (b) PIGGYBACK EXPENSES. All registration expenses of the Grantee incurred in connection with a Piggyback Registration shall be paid by the Company.

          (c) PRIORITY ON PRIMARY REGISTRATION. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included in such registration by the stockholder(s) requesting such registration, (iii) third, Registrable Securities held by the Grantee and (iv) fourth, all other securities requested to be included in such registration.


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     10.  MISCELLANEOUS PROVISIONS.

          (a) RECORD OWNER; DIVIDENDS. The Grantee and any Permitted Transferees, or other applicable person or entity during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares. The Grantee and any Permitted Transferees or other applicable person or entity shall be entitled to receive all dividends and any other distributions declared on the Shares; PROVIDED, HOWEVER, that the Company is under no duty to declare any such dividends or to make any such distribution.

          (b) EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

          (c) CHANGE AND MODIFICATIONS. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

          (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflict of laws principles.

          (e) HEADINGS. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

          (f) SAVING CLAUSE. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

          (g) NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

          (h) BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. Without limitation of the foregoing, upon any stock-for-stock merger in which the Company is not the surviving entity, shares of the Company's successor issued in respect of the Shares shall remain subject to vesting and the Repurchase hereunder. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.


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          (i) EMPLOYMENT. This Agreement does not confer upon the Grantee any right to continued employment or service with the Company or any Subsidiary, or interfere in any way with the right of the Company or its Subsidiary to terminate the Grantee's employment or service at any time.

          (j) COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.


                            [Signature page follows]


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     IN WITNESS WHEREOF, the Company and the Grantee have executed this
Restricted Stock Agreement as of the date first above written.

                                        COMPANY:

                                        MCK COMMUNICATIONS, INC.


                                        By: /s/ Paul K. Zurlo
                                            ------------------------------------
                                            Name: Paul K. Zurlo
                                            Title: Chief Financial Officer


                                        GRANTEE:


                                        /s/ Glenda Davis
                                        ----------------------------------------
                                        Glenda Davis

                                        Address:

                                        c/o MCK Communications, Inc.
                                        117 Kendrick Street
                                        Needham, MA 02494